UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

National Healthcare Properties, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (332) 258-8770

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	NHP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Pro Forma Financial Information of Completed and Probable Acquisitions of SHOP Communities

From January 1, 2026 through September 30, 2026, National Healthcare Properties, Inc. (the “Company”), through subsidiaries of National Healthcare Properties Operating Partnership, L.P. (the “Operating Partnership”), completed the acquisitions of 24 senior housing operating portfolio (“SHOP”) communities in several separate transactions. In addition, the Company expects to complete the acquisitions of several additional SHOP communities during the fourth quarter of 2026 or first quarter of 2027, which the Company considers to be probable (the completed and probable acquisitions of SHOP communities collectively, the “Acquisitions”).

None of the Acquisitions is individually significant to the Company under Regulation S-X, and as such, no separate financial statements of any acquired or to be acquired SHOP communities are required to be filed. However, because the aggregate impact of the Acquisitions exceeds 50% under Regulation S-X, the Company is filing the Pro Forma Financial Information (as defined below) that gives effect to the aggregate impact of the Acquisitions, which is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

Pro Forma Financial Information of Probable Disposition of OMFs

As previously reported in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2026, certain subsidiaries of the Company are party to a purchase and sale agreement, dated as of July 15, 2026 (as amended from time to time, the “PSA”), with an unaffiliated third party (the “Purchaser”), pursuant to which such subsidiaries agreed to sell the Company’s portfolio of 40 outpatient medical facilities (“OMFs”) for an aggregate purchase price of approximately $531 million, before transaction expenses, property operating prorations, capital expenditure credits and other adjustments (the “Disposition”). The PSA contains customary representations, warranties and covenants of the parties, as well as customary post-closing obligations. The Disposition is expected to close during the fourth quarter of 2026, subject to the satisfaction or waiver of customary closing conditions specified in the PSA.

Because the Disposition exceeds 20% significance under Rule 11-01(b) of Regulation S-X, the Disposition constitutes the probable disposition of a significant portion of the Company’s business under Rule 11-01(a)(4) of Regulation S-X, and the Company is filing the Pro Forma Financial Information that gives effect to the Disposition, which is filed as Exhibit 99.1 to this Current Report.

Although the Disposition and the probable Acquisitions are reflected in the Pro Forma Financial Information as probable transactions, no assurance can be given that any of these transactions will be completed on the terms described herein or at all. The closing of the Disposition is subject to the satisfaction or waiver of customary closing conditions specified in the PSA, and the closing of each probable Acquisition is subject to the satisfaction or waiver of the closing conditions specified in the applicable purchase agreement.

The unaudited pro forma condensed combined financial information of the Company giving effect to the Acquisitions and the Disposition (the “Pro Forma Financial Information”) consists of the unaudited pro forma condensed combined balance sheet as of September 30, 2026, the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026 and for the year ended December 31, 2025, and the notes thereto. The unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2026 gives effect to the probable Acquisitions and the Disposition as if each had occurred on September 30, 2026. The SHOP communities acquired on or before September 30, 2026 are reflected in the Company’s historical condensed consolidated balance sheet as of that date. The unaudited pro forma condensed combined statements of operations of the Company for the nine months ended September 30, 2026 and for the year ended December 31, 2025 give effect to the Acquisitions and the Disposition as if each had occurred on January 1, 2025. Such unaudited pro forma condensed combined statements of operations do not:

(i)
fully reflect the disposition of 30 OMFs completed on September 10, 2026, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2026, which OMFs generated approximately $13.5 million and $26.3 million of aggregate rental revenue from tenants during the nine months ended September 30, 2026 and the year ended December 31, 2025, respectively; or

(ii)
reflect the separate pending disposition of 56 OMFs currently under contract, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2026, which OMFs generated approximately $27.2 million and $36.6 million of aggregate rental revenue from tenants during the nine months ended September 30, 2026 and the year ended December 31, 2025, respectively.

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X, is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Pro Forma Financial Information is based upon available information and assumptions that the Company considers reasonable and is provided for informational purposes only. It does not purport to represent what the Company’s actual financial position or results of operations would have been had the Acquisitions and the Disposition occurred on the dates assumed, nor is it necessarily indicative of the Company’s future financial position or results of operations. Differences between the pro forma adjustments and the final accounting for the Acquisitions and the Disposition may be material. The Pro Forma Financial Information should be read in conjunction with (i) the accompanying notes thereto, (ii) the audited consolidated financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, and (iii) the unaudited condensed consolidated financial statements and accompanying notes of the Company contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, filed with the SEC on November 5, 2026.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing and completion of the probable Acquisitions and the Disposition. Words such as “expects,” “anticipates,” “intends,” “believes,” “may,” “will,” “probable” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current expectations and are subject to risks and uncertainties, including the risk that the conditions to closing of any of these transactions are not satisfied or waived, that any of these transactions is not completed on the anticipated terms or timeline or at all, and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings with the SEC. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date of this Current Report, and the Company undertakes no obligation to update or revise them, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The Pro Forma Financial Information of the Company giving effect to the Acquisitions and the Disposition, consisting of the unaudited pro forma condensed combined balance sheet as of September 30, 2026, the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026 and for the year ended December 31, 2025, and the notes thereto, is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information under Item 8.01 of this Current Report is also incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1
Unaudited pro forma condensed combined financial information of National Healthcare Properties, Inc. as of September 30, 2026 and for the nine months ended September 30, 2026 and the year ended December 31, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date:	November 10, 2026	By:	/s/ Andrew T. Babin
		Name:	Andrew T. Babin
		Title:	Chief Financial Officer and Treasurer